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IBT Bancorp
Form 10-K


                                   EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT:
                              Isabella Bank and Trust
                              Wholly owned.

                              IBT  Financial Services, Inc.
                              Wholly owned

                              IBT Agency
                              Wholly Owned





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